Exhibit 4.2

This SUPPLEMENTAL INDENTURE, dated as of February 27, 2019 (this “Supplemental Indenture”), is entered into among Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Company”), Tallgrass Energy Finance Corp., a Delaware corporation (“Finance Corp.” and together with the Company, the “Issuers”), the Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).
RECITALS
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (as supplemented as of the date hereof, the “Indenture”), dated as of September 1, 2016 providing for the issuance of 5.50% Senior Notes due 2024 (the “Notes”);
WHEREAS, Section 9.02 of the Indenture provides, subject to certain exceptions, that the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes voting as a single class;
WHEREAS, the Issuers have distributed a Consent Solicitation Statement, dated as of February 21, 2019 (the “Statement”), to the Holders of the Notes in connection with the solicitation of such Holder’s consent to certain proposed amendments to the Indenture;
WHEREAS, pursuant to the Statement, the Holders of at least a majority in aggregate principal amount of the Notes outstanding as of the date hereof have consented to the amendments effected by this Supplemental Indenture and evidence of such consents has been provided by the Issuers to the Trustee; and
WHEREAS, in accordance with Sections 9.02, 9.06, 12.04 and 12.05 of the Indenture, the Issuers have delivered to the Trustee (a) a resolution of their respective Boards of Directors authorizing the execution of this Supplemental Indenture and (b) the requisite Officers’ Certificate and Opinion of Counsel stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture and that all conditions precedent and covenants provided for in the Indenture relating to the execution and delivery of this Supplemental Indenture have been satisfied.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

SECTION 1.02    When used herein, “Effective Time” shall mean the first time at which the Requisite Consents (as defined in the Statement) have been received and this Supplemental Indenture has been executed by the Issuers, the Guarantors and the Trustee; provided, however, that this Supplemental Indenture shall cease to be operative if (x) the Acquisition (as defined in the Statement) is not consummated or (y) the Issuers do not pay (or cause to be paid) the applicable Consent Fee (as defined in the Statement) to DTC for the benefit of the applicable Holders (clauses (x) and (y) the “Terminating Conditions”).
ARTICLE II
AMENDMENTS TO THE INDENTURE
SECTION 2.01    Effective at the Effective Time, without any further action by any party hereto, subject to the Terminating Conditions, the Indenture is hereby amended as follows:

(a)	Section 1.01 of the Indenture is hereby amended by adding the following defined term in the appropriate alphabetical order:
“Acquisition Transactions” means the acquisition by the Acquirors (as defined in the Purchase Agreement hereinafter referred to) of all of the membership interests in Tallgrass Energy GP, LLC, a Delaware limited liability company, approximately 44% of the outstanding limited partner interests of Tallgrass Energy, LP, a Delaware limited partnership, and approximately 44% of the economic interests in Tallgrass Equity, LLC, a Delaware limited liability company, and the other transactions contemplated by the Purchase Agreement. For purposes hereof, “Purchase Agreement” means that certain Purchase Agreement, dated as of January 30, 2019, by and among (i) Tallgrass Energy Holdings, LLC, a Delaware limited liability company, Tallgrass Holdings, LLC, a Delaware limited liability company, KIA VIII (Rubicon), L.P., a Delaware limited partnership, KEP VI AIV (Rubicon), LLC, a Delaware limited liability company, Tallgrass KC, LLC, a Delaware limited liability company, William R. Moler Revocable Trust, under trust agreement dated August 27, 2013, and David G. Dehaemers, Jr. Revocable Trust, a revocable trust under trust agreement dated April 26, 2006, as sellers, (ii) Prairie Non-ECI Acquiror LP, a Delaware limited partnership, Prairie ECI Acquiror LP, a Delaware limited partnership, Prairie VCOC Acquiror LP, a Delaware limited partnership, and Prairie GP Acquiror LLC, a Delaware limited liability company (the entities in this clause (ii), collectively, the “Acquirors”), and (iii) David G. Dehaemers, John T. Raymond and Frank J. Loverro, in their respective capacities as seller representatives.

(b)	Section 1.01 of the Indenture is hereby amended by inserting the following text at the end of the definition of “Change of Control”:
“Notwithstanding the foregoing, the Acquisition Transactions shall not constitute a Change of Control.”

(c)	Section 1.01 of the Indenture is hereby amended by restating the definition of “Qualifying Owners” as follows:
“Qualifying Owners” means, collectively, (i) BIP Holdings Manager, L.L.C. and its Subsidiaries, (ii) Vencap Holdings (1992) Pte. Ltd. and its Affiliates, (iii) Blackstone Infrastructure Partners L.P. and its Affiliates, (iv) any fund, holding company or investment vehicle that is an Affiliate of any Person in clauses (i) through (iii), and (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of which any of the Qualifying Owners are members or any member of such group; provided that in the case of such group and without giving effect to the existence of such group or any other group, the Persons listed in clauses (i) through (iv), collectively, Beneficially Own more than 50% of the Voting Stock of the General Partner, Company or other applicable Person directly held by such group. Any “person” (as that term is used in Section 13(d)(3) or of the Exchange Act) whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Agreement will thereafter, together with its Affiliates, constitute an additional Qualifying Owner.
ARTICLE III
MISCELLANEOUS
SECTION 3.01    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes; provided that, upon the occurrence of either of the Terminating Conditions, this Supplemental Indenture shall cease to be operative.
SECTION 3.02    None of the General Partner or any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, the Indenture (as supplemented by this Supplemental Indenture) or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 3.03    THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
SECTION 3.04    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 3.05    The Article headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.06    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Guarantors.
[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

TALLGRASS ENERGY PARTNERS, LP

By:    Tallgrass MLP GP, LLC,
its General Partner

By: /s/ Gary Brauchle
Name: Gary Brauchle
Title: Executive Vice President and Chief Financial Officer

TALLGRASS ENERGY FINANCE CORP.

By: /s/ Gary Brauchle
Name: Gary Brauchle
Title: Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE
2024 NOTES

TALLGRASS MLP OPERATIONS, LLC
TALLGRASS INTERSTATE GAS TRANSMISSION, LLC
TALLGRASS MIDSTREAM, LLC
TRAILBLAZER PIPELINE COMPANY LLC
TALLGRASS ENERGY INVESTMENTS, LLC
TALLGRASS PONY EXPRESS PIPELINE, LLC
TEP REX HOLDINGS, LLC
BNN SOUTH TEXAS, LLC
BNN WATER SOLUTIONS, LLC
BNN WESTERN, LLC
BNN REDTAIL, LLC
BNN RECYCLE, LLC
BNN GREAT PLAINS, LLC
ALPHA RECLAIM TECHNOLOGY, LLC
TALLGRASS NATGAS OPERATOR, LLC
TALLGRASS TERMINALS, LLC
TALLGRASS STERLING TERMINAL, LLC
STANCHION ENERGY, LLC
TALLGRASS MIDSTREAM GATHERING, LLC
TALLGRASS CHEYENNE CONNECTOR HOLDINGS, LLC
CHEYENNE CONNECTOR PIPELINE, INC.
BNN NORTH DAKOTA, LLC
TALLGRASS PRG HOLDINGS, LLC
TALLGRASS PRG OPERATOR, LLC
TALLGRASS COLORADO PIPELINE, INC.
SEAHORSE PIPELINE, LLC
TALLGRASS PLT OPERATOR, LLC

By: /s/ Gary Brauchle
Name: Gary Brauchle
Title: Executive Vice President and Chief Financial Officer

CHEYENNE CONNECTOR, LLC

By:     Tallgrass Cheyenne Connector Holdings, LLC,
sole member

By: /s/ Gary Brauchle
Name: Gary Brauchle
Title: Executive Vice President and Chief Financial Officer

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE
2024 NOTES

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Alejandro Hoyos
Authorized Signatory

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE
2024 NOTES